UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

Biohaven Pharmaceutical Holding Company Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)

(203) 404-0410
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On November 9, 2021, Biohaven Pharmaceutical Holding Company Ltd. (“Biohaven HoldCo”) and certain of its affiliates (collectively, the “Company”) entered into a licensing and collaboration arrangement (the “Collaboration”) with Pfizer Ireland Pharmaceuticals DAC (“Pfizer”), a subsidiary of Pfizer Inc., pursuant to which Pfizer will have the exclusive right to commercialize product candidates containing the Company’s proprietary compound rimegepant (BHV-3000) and may elect to commercialize zavegepant (BHV-3500) (the “Licensed Products”), in each case, in all countries worldwide outside of the United States (the “Territory”).

In consideration therefor, Pfizer will make an upfront payment of $150 million to the Company and BioShin Ltd., Biohaven’s Asia-Pacific subsidiary (“BioShin”) upon receipt of any regulatory approvals needed for the effectiveness of the Collaboration Agreement and Sublicense Agreement (as described in further detail below). In addition, pursuant to the terms and subject to the conditions set forth in the Subscription Agreement (as defined below), Pfizer Inc. will purchase 2,022,581 of the Company’s common shares for $350 million (the “Share Purchase”).

Biohaven (as defined below) and BioShin will be eligible to receive an aggregate additional $740 million in contingent payments based on specified commercial and sales-based milestones for the Licensed Products.

Biohaven and BioShin are also entitled to tiered, escalating royalties from the upper teens to twenty percent of net sales of Licensed Products in their respective territories. In addition, Pfizer will compensate Biohaven for a pro-rata share of certain sales-based milestone obligations and related royalties on net sales outside of the U.S. owed under the Company’s license and funding agreements with Bristol-Myers Squibb Company and Royalty Pharma. In general, Pfizer’s obligation to pay royalties continues on a product-by-product and country-by-country basis until the latest of ten years after the first commercial sale of such product in such country, the expiration of the patent rights covering such product in such country or the expiration of data exclusivity applicable to such product in such country.

Effectiveness of the Collaboration and closing of the Share Purchase are contingent on completion of review under applicable antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) in the U.S. and equivalents outside the U.S., and other customary closing conditions.

In addition, on November 9, 2021, Biohaven HoldCo, Biohaven Therapeutics Ltd., and Atlas Merger Sub (“Merger Sub”), a wholly owned subsidiary of Biohaven HoldCo, entered into a merger agreement with BioShin, pursuant to which Merger Sub will merge with and into BioShin, with BioShin surviving the merger as a wholly owned indirect subsidiary of Biohaven HoldCo (the “BioShin Merger”).

Item 1.01.	Entry into a Material Definitive Agreement.
The information included in the “Introductory Note” is hereby incorporated by reference herein.

On November 9, 2021, in connection with the Collaboration, Biohaven HoldCo, Biohaven Pharmaceutical Ireland DAC (“Biohaven Ireland”, and collectively with Biohaven HoldCo, “Biohaven”), BioShin (collectively with Biohaven, “Licensor”) and Pfizer, entered into a Collaboration and License Agreement (the “Collaboration Agreement”) with respect to Pfizer’s commercialization of the Licensed Products.

Under the Collaboration Agreement, Licensor granted Pfizer an exclusive, royalty-bearing right and license under Licensor’s patent rights and know-how to commercialize the Licensed Products in the Territory, and a co-exclusive royalty-bearing license under Licensor’s patent rights and know-how to develop and manufacture the Licensed Products in the Territory.

Development

Licensor will continue to be responsible for conducting, at its sole cost and expense, all clinical trials for the Licensed Products, including those contemplated in the mutually agreed-upon development plan. If Licensor fails to perform certain development activities in the mutually agreed-upon development plan and does not cure such failure or delay within a certain cure period, Pfizer may assume such development activities. In addition, Pfizer has the right to conduct certain development activities in the Territory.

Pfizer will be the marketing authorization holder in all countries in the Territory where permitted under applicable law.

Commercialization

Pfizer shall be responsible for all commercialization activities with respect to the Licensed Products in the Territory following receipt of requisite regulatory approvals for the Licensed Products.

Licensor also granted Pfizer the right to (i) commercialize rimegepant for additional indications and (ii) commercialize zavegepant, in each case, in the Territory, subject to the payment of additional commercial milestones by Pfizer. If Pfizer does not elect to commercialize zavegepant, then Licensor will be free to develop, manufacture and commercialize zavegepant without any further obligation to Pfizer.

Effectiveness

The Collaboration Agreement will become effective on the first date on which (i) approvals have been obtained or the applicable waiting periods have expired with respect to certain specified antitrust filings (the “Antitrust Clearance Date”) and (ii) the Share Purchase has been consummated or the termination fee under the Subscription Agreement (as described below) has been paid by Pfizer. The parties shall cooperate with each other and use commercially reasonable efforts to take or cause to be taken all actions necessary or advisable on its part under the Collaboration Agreement and applicable law to make effective the transactions contemplated by the Collaboration Agreement as promptly as possible after the execution date of the Collaboration Agreement. If any governmental authority obtains a permanent order or injunction under any foreign antitrust laws against Licensor or Pfizer to enjoin the transaction contemplated by the Agreement, or if the effective date of the Collaboration Agreement has not occurred within nine months after the execution date, then either party may terminate the Collaboration Agreement upon written notice to the other party.

Governance

The exploitation of the Licensed Products will be governed by a series of committees established to facilitate collaboration between the parties with respect to development, manufacturing and commercialization of such Licensed Products.

Non-Compete

Pfizer and Licensor have agreed not to, each for certain periods of time following the effective date of the Collaboration Agreement, clinically develop or commercialize certain compounds that compete with the Licensed Products under the Collaboration Agreement in certain fields in the Territory, subject to certain limited exceptions.

Term; Termination

If not terminated earlier, the Collaboration Agreement expires on a country-by-country and Licensed Product-by-Licensed Product basis upon expiration of all royalty obligations of Pfizer with respect to such Licensed Product in such country. Both Licensor and Pfizer can terminate the Collaboration Agreement in the event of insolvency or a material breach of the party that has not been cured. Pfizer may also terminate the Collaboration Agreement on a Licensed Product-by-Licensed Product basis or in its entirety for its convenience upon 180 days’ prior written notice.

Supply Agreement

In connection with the Collaboration Agreement, Licensor and Pfizer have agreed to, within 90 days of the effective date of the Collaboration Agreement, enter into a commercial supply agreement pursuant to which Licensor (or a third party designee of Licensor) will supply Pfizer with Licensed Product in the Territory. If Licensor materially breaches its supply obligations and does not cure such breach for at least 60 days upon written notice from Pfizer, Pfizer may enter into a separate supply arrangement with a third party manufacturer.

The foregoing description of the Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the Collaboration Agreement. A copy of the Collaboration Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Sublicense Agreement

On November 9, 2021, in connection with the Collaboration, Licensor and Pfizer entered into a Sublicense Agreement (the “Sublicense Agreement”), pursuant to which Licensor sublicensed to Pfizer certain patent rights and know-how granted to Licensor pursuant to a License Agreement, dated July 8, 2016, between Bristol-Myers Squibb Company (“BMS”) and Biohaven HoldCo, as amended in accordance with its terms (the “BMS License”), on an exclusive basis, in order to enable

Pfizer to commercialize in the Territory and, on a co-exclusive basis, in order to enable Pfizer to develop and manufacture the Licensed Products in the Territory, in each case, as set forth in the Collaboration Agreement.

Either party may terminate the Sublicense Agreement for insolvency or for an uncured material breach of the Sublicense Agreement by the other party. Licensor may also terminate the Sublicense Agreement if Pfizer challenges or knowingly supports a challenge to BMS’s patent rights that are subject to the Sublicense Agreement. Pfizer may also terminate the Agreement, on Licensed Product-by-Licensed Product or in its entirety, for its convenience upon 180 days’ prior written notice. The Sublicense Agreement will also automatically terminate upon the termination (but not the expiration) of the Collaboration Agreement. In the event of termination of the BMS License, if Pfizer is not in material breach of the Sublicense Agreement and the Collaboration when taken as a whole, then the licenses granted to Pfizer under the Sublicense Agreement will be directly licensed to Pfizer from BMS.

The Sublicense Agreement will become effective as of the effective date of the Collaboration Agreement.

The foregoing description of the Sublicense Agreement does not purport to be complete and is qualified in its entirety by reference to the Sublicense Agreement. A copy of the Sublicense Agreement is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K.

Subscription Agreement

On November 9, 2021, Biohaven HoldCo and Pfizer Inc. entered into a Subscription Agreement (the “Subscription Agreement”), pursuant to which Pfizer Inc. agreed to purchase 2,022,581 shares of Biohaven HoldCo common stock for $350 million.

The Subscription Agreement contains customary terms and conditions, including mutual representations, warranties, covenants and closing conditions. The closing of the Share Purchase is subject to certain conditions, including the expiration of the waiting period (and any extension thereof) under the HSR Act and the occurrence of the Antitrust Clearance Date under the Collaboration Agreement.

If either party terminates the Subscription Agreement because the closing of the Subscription Agreement has not occurred within nine months after execution of the Subscription Agreement, and as of such date (i) the waiting period under the HSR Act has not expired and (ii) the Antitrust Clearance Date under the Collaboration Agreement has occurred and the Collaboration Agreement is in full force and effect, then Pfizer Inc. must pay Biohaven HoldCo a termination fee of $70 million.

The foregoing description of the terms of the Subscription Agreement is not complete and is qualified in its entirety by reference to the Subscription Agreement. A copy of the Subscription Agreement is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K.

BioShin Merger Agreement

On November 9, 2021, Biohaven HoldCo, Biohaven Therapeutics and Merger Sub entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BioShin. The Merger Agreement provides for the merger of Merger Sub with and into BioShin, with BioShin surviving the merger as a wholly owned indirect subsidiary of Biohaven HoldCo, in accordance with Section 233 of the Cayman Islands Companies Act.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, each series A convertible preferred share of BioShin, no par value, other than Excluded Shares (as defined in the Merger Agreement) will be converted into the right to receive 0.080121 of a Biohaven HoldCo common share (the “Exchange Ratio”). In addition, each outstanding option to purchase BioShin common shares under the Bioshin Limited 2020 Equity Incentive Plan will be treated in accordance with the terms of the Merger Agreement.

The closing of the Merger is subject to certain conditions, including the occurrence of the effective date under the Collaboration Agreement, the consummation of the transactions contemplated by the Subscription Agreement and approval of the Merger Agreement and the Merger by shareholders of BioShin entitled to vote thereon.

The Merger Agreement may be terminated prior to the effective time of the Merger (i) by the mutual consent of Biohaven HoldCo and BioShin, (ii) automatically upon termination of the Collaboration Agreement, (iii) by either Biohaven HoldCo or BioShin if the closing of the Merger has not occurred by the one-year anniversary of the Merger Agreement, or (iv) by either party upon a material breach by the other party of any covenant or agreement set forth in the Merger Agreement.

The foregoing description of the terms of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

The Collaboration Agreement, the Sublicense Agreement, the Subscription Agreement and the Merger Agreement (collectively, the “Transaction Documents”) have been filed to provide information to investors regarding their terms. They are not intended to provide any other factual information about the Company, its business, or the actual conduct of its business during the period prior to the consummation of the transactions contemplated by the Transaction Documents. The Transaction Documents and this summary should not be relied upon as disclosure about the Company. None of the Company’s shareholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or any of its subsidiaries or affiliates. The Transaction Documents contain representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential schedules delivered in connection with the Transaction Documents. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Amendment to Sixth Street Financing Agreement

On November 9, 2021, Biohaven HoldCo, Biohaven Pharmaceuticals, Inc., and certain other of Biohaven HoldCo’s subsidiaries, the lenders party thereto and Sixth Street Specialty Lending, Inc., as administrative agent entered into an Amendment No. 3 and Limited Consent to Financing Agreement (the “Third Amendment and Limited Consent”) to its Financing Agreement dated as of August 7, 2020. Pursuant to the Third Amendment and Limited Consent, the lenders consented to Biohaven HoldCo’s entry into the Collaboration Agreement and Sublicense Agreement.

Item 3.02	Unregistered Sales of Equity Securities.
Pfizer Subscription
The description of the issuance and sale of the common shares pursuant to the Subscription Agreement set forth under Item 1.01 above under the caption “Subscription Agreement” is incorporated by reference into this Item 3.02. The issuance and sale has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. Biohaven HoldCo has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof, for a transaction by an issuer not involving any public offering.
BioShin Merger Agreement
The description of the issuance of common shares pursuant to the Merger Agreement set forth under Item 1.01 above under the caption “BioShin Merger Agreement” is incorporated by reference into this Item 3.02. The issuance and sale has not been registered under the Securities Act, or any state securities laws. Biohaven HoldCo has relied on the exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof, for a transaction by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Exhibit Description
2.1**	Agreement and Plan of Merger, dated November 9, 2021, by and among Biohaven Pharmaceutical Holding Company Ltd., Biohaven Therapeutics Ltd., Atlas Merger Sub and BioShin Ltd.
10.1*	Collaboration Agreement, dated November 9, 2021, by and among Pfizer Ireland Pharmaceuticals, Biohaven Pharmaceutical Holding Company Ltd., Biohaven Pharmaceutical Ireland DAC and BioShin, Ltd.
10.2*	Sublicense Agreement, dated November 9, 2021, by and among Pfizer Ireland Pharmaceuticals, Biohaven Pharmaceutical Holding Company Ltd., Biohaven Pharmaceutical Ireland DAC and BioShin, Ltd.
10.3**	Subscription Agreement, dated November 9, 2021, by and between Pfizer Inc. and Biohaven Pharmaceutical Holding Company Ltd.
10.4**
Amendment No. 3 and Limited Consent to Financing Agreement, dated November 9, 2021, by and between Biohaven Pharmaceuticals Holding Company Ltd., Biohaven Pharmaceuticals, Inc., the guarantors party thereto from time to time, the lenders party thereto from time to time and Sixth Street Specialty Lending, Inc., as administrative agent.

104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

*	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Biohaven Pharmaceutical Holding Company Ltd. agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.
**	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Biohaven Pharmaceutical Holding Company Ltd. agrees to furnish supplementally a copy of any omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biohaven Pharmaceutical Holding Company Ltd.
	By:	/s/ Vlad Coric, M.D.
Date: November 12, 2021		Vlad Coric, M.D. Chief Executive Officer